Exhibit 99.1

PREFORMED LINE PRODUCTS ANNOUNCES FIRST QUARTER 2025 FINANCIAL RESULTS
CLEVELAND, OHIO – May 1, 2025 - Preformed Line Products Company (NASDAQ: PLPC) today reported financial results for its first quarter of 2025.
Q1 2025 Highlights compared to Q1 2024:
•Net sales growth of 5%
•Gross margin increase of 150 bps
•Net income and fully diluted EPS increase of 20%
Net sales in the first quarter of 2025 were $148.5 million compared to $140.9 million in the first quarter of 2024, a 5% increase. PLP-USA as well as the international segments recorded sales growth compared to the first quarter of 2024 with the USA business benefiting from increased communication sales and the rest of the world experiencing growth in energy sales. Foreign currency translation had a negative impact of $4.4 million for the first quarter of 2025 net sales.
Net income for the quarter ended March 31, 2025, was $11.5 million, or $2.33 per diluted share, compared to $9.6 million, or $1.94 per diluted share, for the comparable period in 2024. The first quarter of 2025 net income was impacted by an increase in gross profit from higher sales levels, partially offset by higher personnel-related period expenses. Gross profit as a percentage of net sales was 32.8% for the first quarter of 2025, an increase of 150 basis points versus the same quarter in 2024.
Rob Ruhlman, Executive Chairman, said, “After a strong finish in 2024, we are off to a solid start for 2025. I am especially pleased with the sales growth in the USA communications business as well as growth in most of the international operations. While we remain optimistic about continued growth in our primary end markets, we are cautious about the impact on customer demand caused by the newly enacted tariffs. Our strong commitment to USA manufacturing will provide a competitive advantage in the current high-tariff environment, but we will incur certain cost increases related to key commodity inputs necessary for our USA production process, primarily steel and aluminum raw materials and component parts. We are actively working to mitigate the impact of cost increases caused by tariffs and other global commodity cost increases by implementing targeted selling price increases and continued focus on cost containment strategies. Our current focus is unchanged: provide our customers with the high-quality products and timely service they have come to expect from PLP.”

A presentation on first quarter results will also be available on PLP’s website at www.plp.com/investor-relations.

FORWARD-LOOKING STATEMENTS
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the Company, including those statements regarding the Company’s and management’s beliefs and expectations concerning the Company’s future performance or anticipated financial results, among others. Except for historical information, the matters discussed in this release are forward-looking statements that involve risks and uncertainties which may cause results to differ materially from those set forth in those statements. Among other things, factors that could cause actual results to differ materially from those expressed in such forward-looking statements include the uncertainty in global business conditions and the economy due to factors such as inflation, rising interest rates, tariffs, labor disruptions, military conflict, political instability, exchange rates, natural disasters and health epidemics, the strength of demand and availability of funding for the Company’s products and the mix of products sold, the relative degree of competitive and customer price pressure on the Company’s products, the cost, availability and quality of raw materials required for the manufacture of products, opportunities for business growth through acquisitions and the ability to successfully integrate any acquired businesses, changes in regulations and tax rates, security breaches, litigation and claims and the Company’s ability to continue to develop proprietary technology and maintain high-quality products and customer service to meet or exceed new industry performance standards and individual customer expectations, and other factors described under the headings “Forward-Looking Statements” and “Risk Factors” in the Company’s 2024 Annual Report on Form 10-K filed with the SEC on March 13, 2025 and subsequent filings with the SEC. The Annual Report on Form 10-K and the Company’s other filings with the SEC can be found on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
ABOUT PLP
PLP protects the world’s most critical connections by creating stronger and more reliable networks. The company’s precision-engineered solutions are trusted by energy and communications providers worldwide to perform better and last longer. With locations in 20 countries, PLP works as a united global corporation, delivering high-quality products and unparalleled service to customers around the world.

MEDIA RELATIONS	INVESTOR RELATIONS

JOSH NELSON	ANDREW S. KLAUS

MANAGER, MARKETING COMMUNICATIONS	CHIEF FINANCIAL OFFICER

+1 440 473 9120	+1 440 473 9246

JOSH.NELSON@PLP.COM	ANDY.KLAUS@PLP.COM

PREFORMED LINE PRODUCTS COMPANY
CONSOLIDATED BALANCE SHEETS

	March 31, 2025	December 31, 2024
(Thousands of dollars, except share and per share data)	(Unaudited)
ASSETS
Cash, cash equivalents and restricted cash	$54,835	$57,244
Accounts receivable, net	118,504	111,402
Inventories, net	135,098	129,913
Prepaid expenses	12,261	11,720
Other current assets	6,024	5,514
TOTAL CURRENT ASSETS	326,722	315,793
Property, plant and equipment, net	203,083	195,086
Goodwill	27,746	26,685
Other intangible assets, net	9,736	9,656
Deferred income taxes	6,284	6,546
Other assets	18,880	20,111
TOTAL ASSETS	$592,451	$573,877
LIABILITIES AND SHAREHOLDERS' EQUITY
Trade accounts payable	$45,252	$41,951
Notes payable to banks	5,845	7,782
Current portion of long-term debt	3,378	2,430
Accrued compensation and other benefits	20,788	25,904
Accrued expenses and other liabilities	30,654	30,346
TOTAL CURRENT LIABILITIES	105,917	108,413
Long-term debt, less current portion	25,682	18,357
Other noncurrent liabilities and deferred income taxes	25,031	24,783
SHAREHOLDERS' EQUITY
Common shares – $2 par value per share, 15,000,000 shares authorized, 4,940,131 and 4,913,621 issued and outstanding, at March 31, 2025 and December 31, 2024	13,820	13,752
Common shares issued to rabbi trust, 223,034 and 222,887 shares at March 31, 2025 and December 31, 2024, respectively	(9,594)	(9,575)
Deferred compensation liability	9,594	9,575
Paid-in capital	62,205	65,093
Retained earnings	563,678	553,179
Treasury shares, at cost, 1,969,354 and 1,961,772 shares at March 31, 2025 and December 31, 2024, respectively	(127,812)	(126,800)
Accumulated other comprehensive loss	(76,115)	(82,909)
TOTAL PREFORMED LINE PRODUCTS COMPANY SHAREHOLDERS' EQUITY	435,776	422,315
Noncontrolling interest	45	9
TOTAL SHAREHOLDERS' EQUITY	435,821	422,324
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$592,451	$573,877

PREFORMED LINE PRODUCTS COMPANY
STATEMENTS OF CONSOLIDATED INCOME

	Three Months Ended March 31,
	2025	2024
(Thousands, except per share data)	(Unaudited)
Net sales	$148,541	$140,904
Cost of products sold	99,870	96,773
GROSS PROFIT	48,671	44,131
Costs and expenses
Selling	12,181	11,900
General and administrative	17,626	16,608
Research and engineering	5,479	5,431
Other operating expense (income), net	255	(1,367)
	35,541	32,572
OPERATING INCOME	13,130	11,559
Other income (expense)
Interest income	510	972
Interest expense	(376)	(708)
Other income, net	407	35
	541	299
INCOME BEFORE INCOME TAXES	13,671	11,858
Income tax expense	2,118	2,255
NET INCOME	$11,553	$9,603
Net loss (income) attributable to noncontrolling interests	(36)	(7)
NET INCOME ATTRIBUTABLE TO PREFORMED LINE PRODUCTS COMPANY SHAREHOLDERS	$11,517	$9,596
AVERAGE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING:
Basic	4,928	4,915
Diluted	4,950	4,944
EARNINGS PER SHARE OF COMMON STOCK ATTRIBUTABLE TO PREFORMED LINE PRODUCTS COMPANY SHAREHOLDERS:
Basic	$2.34	$1.95
Diluted	$2.33	$1.94

Cash dividends declared per share	$0.20	$0.20